UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2018

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2018 Annual Meeting of Stockholders on April 24, 2018, the following actions were taken:

•	Jessica L. Blume was elected as a Class II Director;

•	Frederick H. Eppinger and David L. Steward were re-elected as Class II Directors;

•	The proposal to approve the advisory vote on executive compensation was approved; and

•	The selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018, was ratified.

The final results of voting on each of the matters submitted to a vote of security holders during the Registrant's annual meeting of shareholders on April 24, 2018, are as follows:

1.	Election of Directors:	FOR	AGAINST	ABSTAIN
	Jessica L. Blume	138,192,789	367,599	47,159
	Frederick H. Eppinger	136,314,535	2,239,301	53,711
	David L. Steward	131,866,698	6,688,282	52,567

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2.	Advisory resolution to approve executive compensation.	121,331,292	16,171,048	1,105,207	11,539,418

		FOR	AGAINST	ABSTAIN
3.	Ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.	148,104,382	1,985,603	56,980

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	April 25, 2018	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer